Exhibit 10.25

SECOND AMENDMENT TO THE
BAXTER INTERNATIONAL INC. AND SUBSIDIARIES
DEFERRED COMPENSATION PLAN
(Amended and Restated as of January 1, 2015)

Pursuant to Section 8.1 of the Baxter International Inc. and Subsidiaries Deferred Compensation Plan, as amended and restated effective as of January 1, 2015 (the “Plan”), the Plan, as previously amended by the First Amendment thereto, is further amended as follows,:

1.	Section 2.11(a) is amended to read as follows, effective as of the date on which this Amendment is executed:
“(a)

Is a Corporate Officer of Baxter, a participant in the Baxter International Inc. Long Term Incentive Plan (the “LTIP”) or an individual designated to participate in the LTIP as of the next annual appointment cycle for the Plan Year for which deferrals relate, provided however that in the event an individual is permitted by the Administrator to make a deferral election for a Plan Year based upon his status as a designated participant in the LTIP for a Plan Year but is not appointed to the LTIP during the annual appointment cycle that occurs during such Plan Year, then such individual’s deferral election shall remain in effect for such Plan Year, but such individual shall not be considered an Eligible Employee for any subsequent Plan Year unless he independently satisfies the requirements of this Section 2.11(a) for such Plan Year;”

5.	Except as otherwise provided above, the Plan shall remain in full force and effect.

[Signature on Following Page]

IN WITNESS WHEREOF, this Second Amendment is adopted this 21st day of December, 2016.

BAXTER INTERNATIONAL INC. ADMINISTRATIVE COMMITTEE

By: /s/ Salvatore Dadouche

Salvatore Dadouche

Administrative  Committee Member

[Signature Page for Second Amendment to Baxter International Inc. and Subsidiaries Deferred Compensation Plan]